SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

[ X ]    Filed by the registrant
[   ]    Filed by a party other than the registrant

Check the appropriate box:

[   ]    Preliminary proxy statement
[ X ]    Definitive proxy statement
[ X ]    Definitive additional materials
[   ]    Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                           Chester Valley Bancorp Inc.
             ------------------------------------------------------
                 (Name of Registrant as Specified in Its Charter

                           Chester Valley Bancorp Inc.
             ------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

               Payment of filing fee (Check the appropriate box):


[   ]    $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[   ]    $500 per each party to  the controversy pursuant  to Exchange  Act Rule
         14-a-6(i)(3).
[   ]    Fee computed on table below per Exchange Act Rules 14-a-6(i)(4)
         and 0-11.

          (1) Title of each class of securities to which transaction applies:

          (2) Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          (4) Proposed maximum aggregate value of transaction:


Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                      (1)    Amount previously paid:

                      (2)    Form, schedule or registration statement no.:

                      (3)    Filing Party:

                      (4)    Date filed:

September 19, 1997



Dear Shareholders:

It is our pleasure to bring you Chester Valley's Annual Report for the fiscal year ended June 30, 1997 - this was the most successful year in the history of our Company. We urge you to read the report in order that you will understand why it was such an outstanding year.

Accompanying the Annual Report is your 1997 Proxy Statement, which will provide the details of three items to be voted upon at our Annual Meeting: the election of two of our Directors, the approval of our new 1997 Stock Option Plan, and the appointment of our independent auditors for fiscal 1998. Our Board of Directors recommends that you vote for each of these items. Please remember that all votes are very important, regardless of how many shares of stock you own; we ask that you complete, sign, and return your proxy card(s) as soon as possible so your vote can be counted.

You are invited and encouraged to attend our Annual Meeting of Shareholders, which will be held at 10 AM on Wednesday, October 22, 1997, at the Chester Valley Country Club, 430 Swedesford Road in Malvern, Pennsylvania. Presentations will be made, you will have the opportunity to meet the directors and officers of Chester Valley, and refreshments will be served.

Our Director of Shareholder Relations, Linda Swisher, will be glad to answer your questions concerning your proxy statement and the voting process. Once again, please be sure to vote and return your card(s) just as soon as possible.

Thank you for investing in Chester Valley Bancorp, and we look forward to seeing you on October 22nd.

Very truly yours,

/s/Ellen Ann Roberts
--------------------
Ellen Ann Roberts, Chairman
and Chief Executive Officer


/s/Anthony J. Biondi
--------------------
Anthony J. Biondi, President
and Chief Operating Officer


Enclosures

                           CHESTER VALLEY BANCORP INC.
                            100 East Lancaster Avenue
                         Downingtown, Pennsylvania 19335
                                 (610) 269-9700

                            NOTICE OF ANNUAL MEETING
                         To Be Held on October 22, 1997


TO THE SHAREHOLDERS OF CHESTER VALLEY BANCORP INC:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Chester Valley Bancorp Inc. (the "Company") will be held on Wednesday, October 22, 1997, at 10:00 AM Eastern Time, at the Chester Valley Golf and Country Club, 430 Swedesford Road in Malvern, Pennsylvania, for the following purposes:

         (1) To elect two directors for a term of three years or until their successors have been elected and qualified;

         (2)      To approve the Company's 1997 Stock Option Plan;

         (3) To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending June 30, 1998; and

         (4) To transact such other business as may properly come before the meeting.

         Shareholders of record at the close of business on August 29, 1997, are entitled to notice of and to vote at the Annual Meeting.

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED, REGARDLESS OF THE NUMBER YOU OWN. ACCORDINGLY, EVEN IF YOU PLAN TO BE PRESENT AT THE MEETING YOU ARE URGED TO PROMPTLY COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE ACCOMPANYING THIS NOTICE. NO POSTAGE NEED BE AFFIXED TO THE RETURN ENVELOPE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/James E. McErlane
                                              --------------------
                                              James E. McErlane, Secretary
Downingtown, Pennsylvania
September 19, 1997

                           CHESTER VALLEY BANCORP INC.
                            100 East Lancaster Avenue
                         Downingtown, Pennsylvania 19335

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 22, 1997


         This Proxy Statement is furnished to the holders of common stock of Chester Valley Bancorp Inc. (the "Company"), a holding company which owns all of the outstanding shares of stock of First Financial Savings Association ("First Financial"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Shareholders to be held on October 22, 1997, at 10:00 AM Eastern Time at the Chester Valley Golf and
Country Club, 430 Swedesford Road in Malvern, Pennsylvania, and at any adjournment thereof.

         This Proxy Statement and the enclosed form of proxy are first being mailed to shareholders on or about September 19, 1997.

Voting and Proxy Information

         Only holders of record of the Company's common stock, par value $1.00 per share, at the close of business on August 29, 1997 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. On the Record Date, the Company had 2,059,380 outstanding shares of common stock. Each outstanding share of the Company's common stock entitles the record holder thereof to one vote.

         Shareholders may vote at the Annual Meeting in person or by proxy. The proxy solicited hereby, if properly signed and returned to the Company before the Annual Meeting and not subsequently revoked, will be voted in accordance with the instructions specified therein. If no instructions otherwise are given, the proxy will be voted FOR the nominees for director listed below, FOR the approval of the 1997 Stock Option Plan, and FOR the ratification of the appointment of the Company's independent auditors.

         Any additional business that may properly come before the Annual Meeting will be voted upon by the proxies in accordance with their best judgment. Management of the Company is not aware of any additional matters that may come before the meeting.

         A shareholder who has submitted a proxy may revoke it at any time before it is exercised by providing written notice of its revocation to the Secretary of the Company.

         The Company's Bylaws provide that a quorum at an annual meeting consists of shareholders representing, either in person or by proxy, a majority of the votes that all shareholders are entitled to cast on the matters to come before the meeting, and that a majority of the votes cast by all shareholders present in person or by proxy and entitled to vote will decide any question brought before the meeting unless otherwise provided by statute or the Company's Bylaws or Articles of Incorporation.

         The nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast will be elected as directors. The affirmative vote of a majority of the votes cast by all shareholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is necessary to approve the ratification of the appointment of the Company's independent auditors and the approval of the Company's 1997 Stock Option Plan.

         Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will have no effect on the outcome of voting with respect to the proposals.

Solicitation of Proxies

         The expenses of the solicitation of proxies will be borne by the Company. Certain officers, directors and employees of the Company may solicit proxies personally, by mail, telephone, telegraph, or otherwise. Such persons will not receive any fees or other compensation for such solicitation. The Company will reimburse brokers, custodians, nominees and fiduciaries for all reasonable expenses which they have incurred in sending proxy materials to the beneficial owners of the Company's common stock held by them.

Certain Beneficial Owners and Security Ownership of Management

         Set forth below is certain information as of August 1, 1997, concerning the beneficial ownership of the Company's common stock by each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding common stock of the Company, each nominee for election as director, each other member of the Company's Board of Directors, the Chief Executive Officer and the other most highly compensated executive officer, and all directors and executive officers as a group.

Name and Address of                      Number of Shares                     Percent of
Beneficial Owner                       Beneficially Owned (1)               Common Stock (2)
----------------                       ----------------------               ----------------
Anthony J. Biondi                              21,368                            1% (3)(6)
207 Shoreline Drive
Honey Brook PA  19344

Robert J. Bradbury                            102,945                            5% (3)
208 Pond View
Kennett Square PA  19348

Gerard F. Griesser                             11,634                            * (3)(5)
1885 Rose Cottage Lane
Malvern PA  19355

James E. McErlane                             132,319                            6%  (3)(4)
Lamb, Windle & McErlane, P.C.
24 E. Market Street
West Chester PA  19381

Edward H. Plank                                 6,343                            *
RD #2, Box 209
Glenmoore Pa  19343

Richard L. Radcliff                            16,084                            * (3)(5)
300 Hadfield Road
Downingtown PA  19355

Ellen Ann Roberts                              64,315                           3% (6)
11 Park Lane
Downingtown PA  19355

Emory S. Todd, Jr.                              9,277                            *    (3)
1048 Seven Oaks Road
Chester Springs PA  19425

Edward L. Towson                               16,195                            *
105 Buckley Court
Chester Springs PA  19425

William M. Wright                              13,071                            * (3)
45 Gunning Lane
Downingtown PA  19335

Chester Valley Bancorp Inc.                   233,490                          11%  (7)
Employee Stock Ownership Plan
(the "ESOP")
100 E. Lancaster Avenue
Downingtown PA  19335

CoreStates Financial Corp.                    119,814                           6% (8)
(As trustee and/or custodian)
Broad and Chestnut Streets
Philadelphia PA  19103

Directors and Executive Officers as a Group   301,821                           15% (9)
(12 persons)
------------

(1)      Pursuant to rules promulgated under the Securities Exchange Act of 1934
         (The "Exchange Act"), an individual is considered to beneficially own any shares of common stock if he or she has or shares: (1) voting power, which includes the power to vote, or to direct the voting of, the shares; or (2) investment power, which includes the power to dispose of, or to direct the disposition of, the shares. Except as otherwise indicated, the individuals named exercise sole voting and investment power over the indicated shares.

(2) The percentages were calculated based upon the shares of common stock outstanding on August 1, 1997, which equaled 2,059,380.

(3) Includes shares purchasable under stock options that are exercisable or will become exercisable within 60 days of August 1, 1997, to purchase shares of common stock as follows: Mr. Biondi - 1,086 shares; Mr.
         Bradbury - 1,448 shares;  Mr.  Griesser - 1,448 shares;  Mr. McErlane -
         1,448 shares; Mr. Radcliff - 1,448 shares; Mr. Todd - 1,448 shares; and
         Mr. Wright - 1,448 shares.

(4) Includes 53,492 shares held in a trust of which Mr. McErlane is a co-trustee. Mr. McErlane has shared voting and investment power over the shares held in the trust.

(5) Includes shares registered as follows: Mr. Radcliff's spouse - 2,035 and Mr. Griesser's spouse - 103.

(6) Includes 8,527 shares of common stock held in Ms. Roberts' ESOP account and 5,809 shares held in Mr. Biondi's ESOP account.

(7) As of August 1, 1997, the ESOP held 233,490 shares of the Company's common stock, of which 139,373 shares were allocated to participants' accounts. Under the terms of the Plan and the trust agreement for the ESOP, the trustee of the ESOP, CoreStates Bank, has voting power over shares that have not been allocated to participants' accounts, or 94,117 shares as of August 1, 1997, and the trustee has the authority to dispose of allocated and unallocated shares only pursuant to the directions of participants with respect to a response to a tender or exchange offer. Shares which are allocated to participants' accounts are voted by the trustee in accordance with instructions from the participants. The trustee is empowered to vote any unallocated shares, as well as any shares for which instructions from participants are not received in a timely manner, at its sole discretion. The ESOP Committee which administers the Plan is composed of three individuals appointed by the Company's Board of Directors and has dispositive power with respect to all shares, except with respect to a response to a tender or exchange offer. Ellen Ann Roberts, a Director and Chairman and Chief
         Executive  Officer of the  Company;  Edward H.  Plank,  a Director  and
         Chairman Emeritus of the Company; and Edward L. Towson, a Director of the Company, serve as members of the ESOP Committee. The individual members of the ESOP Committee disclaim beneficial ownership of the shares held by the ESOP, except that Ms. Roberts does not disclaim beneficial ownership of those shares which are allocated to her account as a participant in the ESOP.

(8)      The Schedule 13G, dated February 6, 1997, filed by CoreStates Financial
         Corp.  with the Securities and Exchange  Commission  under the Exchange
         Act, disclosed that CoreStates  Financial Corp.,  through three banking subsidiaries,  had sole voting power over  119,814  shares (as adjusted for the Company's  stock split which  occurred on March 19, 1997).  The
         Company  believes such number of shares  includes  94,117 shares in the
         ESOP trust which have not been allocated to participants'  accounts, as described  in footnote  (7) above.  The  remaining  25,697  shares were reported  by  CoreStates  as being held  under  various  trusts  and/or
         custodial   arrangements  in  the  ordinary  course  of  business.  The
         information   regarding   beneficial   stock  ownership  of  CoreStates
         Financial  Corp. is as of February 6, 1997,  the most recent date as of which CoreStates has provided such information.

(9) Includes 12,221 shares of common stock purchasable pursuant to stock options that are presently exercisable, and 21,725 shares allocated to executive officers' accounts in the ESOP. Excludes all other shares in the ESOP with respect to which three directors, in their capacity as Plan Administrators, have dispositive power and do not have voting power.

* Indicates beneficial ownership of less than 1% of the issued and outstanding common stock.

                      ELECTION OF DIRECTORS OF THE COMPANY

                                 (Proxy Item 1)

Election of Directors; Continuing Directors

         The Company's Bylaws provide that the Board of Directors shall consist of not less than three directors, with the exact number of directors at any time to be determined by the Board. The Board of Directors has fixed the number of directors at nine.

         The Company's Bylaws and charter also provide for the division of the Board of Directors into three classes as nearly equal in number as possible, with members of each class having a term of office of three years. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting of shareholders for a three-year term. The term of two of the present directors will expire at the 1997 Annual Meeting. At this Annual Meeting, two directors will be elected for a three-year term expiring in the year 2000 or until their successors are elected and have qualified.

         Unless contrary instructions are given, the shares represented by proxies solicited hereby will be voted for the nominees named below. Any shareholder who wishes to withhold authority from the proxy holders to vote for the election of directors or to withhold authority to vote for any individual nominee may do so by marking his or her proxy to that effect. Shareholders cannot cumulate their votes for the election of directors. No proxy may be voted for a greater number of persons than the number of nominees named.

         Each of the nominees named below has consented to being named as a nominee and has agreed to serve, if elected. If any nominee should become unable to serve, the persons named in the proxy may vote for another nominee. The Company's Board of Directors has no reason to believe that any nominee listed below will be unable to serve as a director.

         Set forth below is certain information as of August 1, 1997, concerning each nominee for election as director and each other continuing member of the Company's Board of Directors. No nominee or director of the Company is related to any other director or executive officer of the Company.

                             NOMINEES FOR THE THREE-YEAR TERM EXPIRING IN 2000

                             Position with the Company and Principal Occupation
Name and Age                 During the Past Five 5 Years                             Year Elected(1)
------------                 ----------------------------                             ---------------
Robert J. Bradbury           Director; Executive Vice President of Dolphin &              1992
(Age 50)                     Bradbury Investment Bankers, Philadelphia,
                             Pennsylvania, from 1986 to 1994, and Co-Chairman since
                             1995


James E. McErlane            Director and Secretary; Attorney and Principal of            1991
(Age 54)                     Lamb, Windle & McErlane, P.C., West Chester,
                             Pennsylvania, since 1971

                     THE BOARD OF DIRECTORS RECOMMENDS THAT
                      THE NOMINEES BE ELECTED AS DIRECTORS

                                 OTHER DIRECTORS


                             Position with the Company and Principal Occupation
Name and Age                 During the Past Five Years                                   Term (1)
------------                 --------------------------                                   --------
Anthony J. Biondi            Director; President of the Company and First Financial       1995 - 1998
(Age 43)                     since 1996; elected Treasurer in 1986 and Secretary in
                             1987; served in various management positions since
                             joining First Financial in 1981

Gerard F. Griesser           Director; President of Trident Financial Group, Inc.         1988 - 1999
(Age 48)                     in Devon, Pennsylvania,  since before 1987

Edward H. Plank              Director and Chairman Emeritus; President of First           1969 - 1998(2)
(Age 76)                     Financial from 1984 until February 1987 and Chairman
                             of the Board until October 1996; owner of the building
                             firm of Edward H. Plank in Glenmoore, Pennsylvania,
                             since 1952

Richard L. Radcliff          Director; Retired as President and co-owner of               1975 - 1999
(Age 66)                     Radcliff & Sipe - Architects, Inc. in West Chester,
                             Pennsylvania

Ellen Ann Roberts            Director, Chairman and Chief Executive Officer ("CEO")       1958 - 1998
(Age 71)                     of the Company; served in various management positions
                             since  joining First  Financial in 1948,  including
                             CEO since 1958,  Executive Vice President from 1973
                             to February 1987, and President from 1987 to 1996

Emory S. Todd, Jr.           Director; self-employed as a Certified Public                1987 - 1999
(Age 56)                     Accountant in Chester Springs, Pennsylvania, since
                             before 1987

Edward L. Towson             Director; retired former owner of the Towson Funeral         1964-1997
(Age 84)                     Home in Downingtown, Pennsylvania

William M. Wright            Director; General Manager of Malcolm Wright Buick            1980 - 1998
(Age 57)                     Olds, Inc., in Coatesville, Pennsylvania, since 1961.



(1) Includes service as a director of First Financial prior to the formation of the Company as a savings and loan holding company in 1990.

(2) For personal reasons, Mr. Plank has resigned as a director on August 27, 1997.

Shareholder Nominations

         The Company's Bylaws provide procedures which shareholders must follow in order to make nominations for election to the Company's Board of Directors. Under these provisions, shareholders may make nominations for election to the Board of Directors by submitting such nominations in writing to the Secretary of the Company at least 30 days prior to the date of an annual meeting, together with information about the person(s) proposed to be nominated that is required to be disclosed in a proxy statement for solicitation of proxies with respect to nominees for election as directors pursuant to regulations under the Exchange Act. Only those persons nominated by the Board of Directors and by shareholders as described above shall be voted upon at the Annual Meeting, unless the Board fails to make its nominations at least 30 days before the Annual Meeting, in which case nominations for directors may be made at the Annual Meeting by any shareholder entitled to vote at such meeting.

Meetings and Fee Arrangements of the Board of Directors and Committees

         The Board of Directors of the Company and First Financial meet regularly once each month and may have additional special meetings. Directors of First Financial, with the exception of those who are full-time employees of First Financial, receive a fee of $600 per meeting for each First Financial board meeting attended. Directors do not receive a fee for attendance at the Company's board meetings. During the fiscal year ended June 30, 1997, the Boards of Directors of both the Company and First Financial met 12 times.

         In addition to receiving attendance fees described above, directors (including non-employee directors) also were eligible to receive options under the Company's 1993 Stock Option Plan (the "Stock Option Plan"). In the fiscal year ended June 30, 1997, however, no options were granted to them.

         The Board of Directors of the Company has an Audit Committee, the members of which are also members of the Audit Committee of First Financial and customarily hold joint meetings of both committees. Members of the Audit Committee receive a fee of $100 per Audit Committee meeting attended. The Audit Committee reviews the records and affairs of the Company and First Financial to determine their financial condition and monitor their adherence in accounting and financial reporting matters to generally accepted accounting principles. The Committee also reviews the system of internal controls with management and separately with the independent auditors. The Audit Committee is composed of Messrs. Todd (Chairman), Wright, Griesser, Plank, and Towson. The Audit Committee met one time during the fiscal year ended June 30, 1997.

         The Boards of the Company and First Financial have Executive Committees which are authorized to exercise the powers of the Boards of Directors between regular meetings of the Boards. Both Executive Committees are composed of Ms. Roberts (Chairman) and Messrs. Biondi, Bradbury, McErlane, and Towson. Executive Committee members, with the exception of Ms. Roberts and Mr. Biondi, receive $100 for each Executive Committee meeting attended. The Executive Committee did not meet during fiscal 1997.

         First Financial's Board of Directors has a Personnel Committee which reviews and approves recommendations for salary increases consistent with First Financial's compensation plans. The Committee is composed of Messrs. Wright (Chairman), Biondi, Griesser, McErlane, and Ms. Roberts. Personnel Committee members, with the exception of Ms. Roberts and Mr. Biondi, receive $100 per meeting attended. The Personnel Committee met one time during fiscal year 1997.

         In fiscal 1997 each director of the Company attended at least 75% of the aggregate of the number of meetings of the Company's Board and the number of meetings held by committees of the Company's Board on which he or she served.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership, in a timely fashion, with the Securities and Exchange Commission. One of the Company's directors, Robert J. Bradbury, filed one late report during the Company's most recent fiscal year.

Executive Officers Who are Not Directors

         The following information is provided with respect to executive officers of the Company who do not serve on its Board of Directors (i.e., executive officers in addition to Ms. Roberts and Mr. Biondi). There are no arrangements or understanding between the Company and any person pursuant to which any such officers were selected. No executive officer is related to any other executive officer or director of the Company.

         Colin N. Maropis (age 45) - Senior Vice President of the Company and First Financial

                  Mr. Maropis joined First Financial in 1977. He served in various capacities until 1983, at which time he was elected as Assistant Vice President of Lending. In September 1986 he was appointed Vice President of Lending, a position he held until his appointment to Senior Vice President in May 1989.

         Christine N. Dullinger (age 31) - Chief Financial Officer and Treasurer of the Company and First Financial

                  Mrs. Dullinger joined First Financial in 1993 as the Bank's Financial Officer. She was elected Treasurer in 1994 and Chief Financial Officer in October 1996. Mrs. Dullinger is a
                  Certified Public Accountant and, prior to joining First Financial, she served as a Manager of Accounting and Auditing Services at KPMG Peat Marwick LLP.

Compensation of Executive Officers

         The following table sets forth the cash compensation paid or accrued by the Company or First Financial, as well as certain other compensation paid or accrued, during each of the last three fiscal years, to the Chief Executive Officer ("CEO") and each other executive officer whose salary and bonus exceeded $100,000 during any such fiscal year.

                                                  Annual Compensation
                                               ------------------------       All Other
Name and Principal Position         Year       Salary(1)          Bonus     Compensation(2)
---------------------------         ----       ---------          -----     ---------------
Ellen Ann Roberts                   1997       $133,000       $ 10,640         $28,044
Chairman and CEO                    1996       $128,000       $  3,080         $30,187
                                    1995       $123,000       $    833         $29,946


Anthony J. Biondi                   1997       $100,000       $  8,000         $19,288
President and COO                   1996       $ 85,000       $  2,046         $19,643
                                    1995       $ 80,000       $    553         $20,168
-----------------
         (1) The CEO and President are also salaried officers of First Financial and  received  all of their  salaries  and  bonuses  in fiscal  1997 from  First
Financial. The Company has no employees.

         (2) This represents the value of the common stock allocated to the accounts of the CEO and President in the ESOP during such fiscal year, valued as of the date of such allocation, and the amount of net income of the Employee
Stock Ownership Trust (which holds the assets of the ESOP) credited to the CEO's and President's ESOP accounts during the fiscal year.

         No options were granted to Miss Roberts or Mr. Biondi in fiscal 1997 under the Stock Option Plan. The following table summarizes the stock option exercises during the fiscal year and the value of options held at fiscal year-end of the two (2) named executive officers:

                                AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                       AND FISCAL YEAR-END OPTION/SAR VALUES


                                                           Number of Securities
                                                          Underlying Unexercised  Value of Unexercised In-The-Money
                                                          Options/SARs at Fiscal           Options/SARs at
                                                               Year-End (#)             Fiscal Year-End ($)(2)
                                            Value     ------------ --------------   ------------------------------
                      Shares Acquired     Realized
        Name          on Exercise (#)      ($)(1)     Exercisable   Unexercisable   Exercisable      Unexercisable
        ----          ---------------      ------     -----------   -------------   -----------      -------------

Ellen Ann Roberts            0                0              0              0                0                 0

Anthony J. Biondi            0                0            724            724           $5,271            $5,271

(1) Value is based on the average of the last bid and asked prices of a share of the Company's common stock on the NASDAQ National Market System on the date of exercise. No options were exercised by the named executive officers in fiscal
1997.

(2) Value is based on the average of the last bid and asked prices of a share of the Company's common stock on the NASDAQ National Market System on June 30,
1997, minus the exercise price.

Employment Agreements

         The Company and First Financial have entered into employment agreements with Ellen Ann Roberts, their Chief Executive Officer, and Anthony J. Biondi, their President, having three-year terms. The terms of the CEO's and President's employment agreements are automatically extended for one year upon each anniversary of the commencement date of the agreements after review and approval by the Board of Directors, unless notice is given by either party at least 45 days prior to such anniversary date. The agreements provide for minimum annual base salaries which may be increased from time to time by agreement of the parties, presently of $143,000 and $110,000, respectively.

         Under the agreements, the CEO's and President's employment is terminable for any reason by the Company and First Financial, but any such termination without just cause, as defined, would entitle the CEO and President to receive certain severance benefits described below. Termination for "just cause" is defined in the agreements to mean termination for personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), willful violation of a final cease-and-desist order, willful or intentional breach or neglect of the officer's duties under the agreements, persistent negligence or misconduct in the performance of such duties or a material breach of any of the terms of the agreements. The agreements provide for payment of death benefits, if the CEO or President should die with heirs during the term of the agreements, in an amount equal to one-half of the officer's total yearly compensation at the date of death. The agreements also contain provisions which provide the CEO and President with specified severance benefits in the event that employment is voluntarily terminated for good reason, as defined. The agreements do not contain any provision restricting the CEO's and President's right to compete against the Company or First Financial upon termination of employment.

         If the CEO's or President's employment is terminated by the Company and First Financial for other than just cause, or if the officer terminates employment for good reason consisting of (i) a failure by the Company and First Financial to comply with any material provisions of the agreements (unless cured within 10 days after notice of noncompliance has been given by the officer to the Company and First Financial) or (ii) any purported termination of the officer's employment which is effected by the Company and First Financial without proper notice specifying the basis for termination, then the employment agreements require the Company and First Financial to pay as severance to the officer an amount equal to the sum of the officer's annual base compensation at the time of termination plus the compensation the officer would have received during the remaining term of the agreements based upon his or her annual base compensation in effect prior to proper notice of termination having been given, such payment to be made over a two-year period. If the officer's employment was terminated by reason of these provisions on the date of this Proxy Statement, the CEO and President would be entitled to receive approximately $536,250 and $412,500. respectively, under the employment agreements. In addition, if the officer's employment is terminated for other than just cause or by reason of an order issued by a federal or state savings association regulatory authority removing the officer from office or prohibiting the officer from participating in the conduct of the Company's or First Financial's affairs, or if the officer voluntarily terminates employment for good reason (as defined), the Company and First Financial shall maintain in effect for the continued benefit of the officer, for three years, all employee benefit plans and programs in which the officer was entitled to participate immediately prior to the date of termination, to the extent permissible under the general terms and provisions of such plans and programs.

         The employment agreements further provide for severance payments if the CEO or President voluntarily terminate employment for good reason consisting of
(a) the  occurrence of a change in control of the Company or First  Financial or
(b) after a change in control of the Company or First Financial, (1) the assignment to the officer of any duties inconsistent with the officer's positions, duties, responsibilities and status with the Company and First Financial immediately prior to the change in control, (2) a change in the officer's reporting responsibilities, titles or offices as in effect immediately prior to the change in control, or (3) any removal of the officer from, or any failure to re-elect the officer to, any such positions (unless in connection with a termination of the officer's employment for just cause, disability, death or retirement, or by reason of an order issued by a federal or state savings association regulatory authority removing the officer from office or prohibiting the officer from participating in the conduct of the Company's or First Financial's affairs). In such case, the severance payment from the Company and First Financial to the CEO or President will consist of a severance payment of an amount equal to the product of (i) the average aggregate annual compensation paid to the officer and includable in the officer's gross income for federal income tax purposes during the five calendar years preceding the taxable year in which the date of termination occurs, multiplied by (ii) 2.99, such payment to be made in a lump sum on or before the fifth day following the date of termination. Such amount will be paid within five business days following the termination of employment. If the employment of the CEO and President were terminated by reason of these provisions on the date of this Proxy Statement, the CEO and President would be entitled to receive $351,398 and $235,022, respectively, under the employment agreements. Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), states that severance payments which exceed the base compensation (the individual's compensation from the employer) of the individual are deemed to be "excess parachute payments" if they are contingent upon a change in control and the aggregate present value of payments in the nature of compensation equals or exceeds three times the base compensation. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of such excess payments, and the employer is not entitled to deduct the amount of such excess payments. The employment agreements provide that if the severance payment to the CEO or President constitutes a parachute payment in the opinion of counsel to the Company and First Financial in consultation with the Company's independent accountants, then payment shall be reduced to the largest amount that can be paid without constituting an excess parachute payment.

         The employment  agreements generally define "change in control" to mean
(i) a change in control as defined in the regulations of the Office of Thrift Supervision, (ii) an event that would be reported in response to Item 6(e) of
Schedule 14A of the Exchange Act, (iii) the acquisition by any person (other than the Company or any person who, at the beginning of the employment contract, was a director or officer of the Company or First Financial) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company or First Financial representing 25% or more of the combined voting power of the Company's or First Financial's then outstanding securities, (iv) during any period of two consecutive years, there is a change in a majority of either the Board of Directors of the Company or First Financial for any reason unless the election of each new director was approved by at least two-thirds of the directors then in office who were directors at the beginning of the period or
(v) the Company ceases to be a publicly-owned corporation. The change in control provision included in the employment agreement would increase the cost to a potential acquirer of the Company or First Financial and may therefore operate as an anti-takeover device.

         The Company also entered into an employment agreement with one other executive officer. This agreement essentially provides the same terms as those described above.

Certain Transactions of Management and Others with the Company and Subsidiaries

         James E. McErlane, a director of the Company, is a principal in a law firm which the Company and First Financial have retained during the last fiscal year and which the Company and First Financial intend to retain during the current fiscal year. During the year ended December 31, 1996, the amount of legal fees paid to Mr. McErlane's law firm did not exceed 5% of that firm's gross revenues for such fiscal year.

         Robert J. Bradbury, a director of the Company, is an executive officer, director, and principal of an investment banking firm from which First Financial purchased investment securities during the last fiscal year, and First Financial intends to continue the business relationship during the current fiscal year. During fiscal 1997 the purchases of investment securities from the investment banking firm amounted to $119.11 million and were made at market rates and on terms no more favorable to the investment banking firm than those obtainable on an arm's-length basis.

         Gerard F. Griesser, a director of the Company, is a director and the president of a mortgage banking firm from which First Financial purchased single-family residential mortgage loans during the last fiscal year, and First Financial intends to continue to make such purchases during the current fiscal year. During fiscal 1997 the purchases of loans from the mortgage banking firm amounted to $16.32 million, with fees of $135,061 paid to the firm. The loans were purchased at market rates and terms no more favorable to the mortgage banking firm than those obtainable on an arm's-length basis.

                       APPROVAL OF 1997 STOCK OPTION PLAN

                                 (Proxy Item 2)


Summary of the 1997 Stock Option Plan

                  The Company's Board of Directors adopted the 1997 Stock Option Plan (the "Plan") on August 20, 1997, subject to shareholder approval. The Plan was adopted to enable the Company and its subsidiaries (the "Participating Companies") to obtain and retain the services of directors, officers and key employees and consultants who are deemed responsible for the future growth of the Participating Companies, and to provide such directors, officers and key employees and consultants with increased motivation and incentive to exert their best efforts on behalf of the Company by enlarging their personal stake in its success.

                  The Plan is administered by the Company's Board of Directors or, if all members of the Company's Compensation and Stock Option Committee (the "Committee") are "disinterested directors" as defined in applicable regulations of the Securities and Exchange Commission, by that Committee. The Board, and if all members of the Committee are disinterested directors, the Committee, have authority, subject to the terms of the Plan, to determine the persons to whom options will be granted, whether the options will be incentive stock options or non-qualified stock options, the number of shares subject to each option, and the terms and provisions of each option. If all members of the Committee are not "disinterested directors," the Committee's authority with respect to the Plan is limited solely to making recommendations to the Board.

                  Directors, officers, and key employees and consultants of the Participating Companies are eligible to receive options. Consultants and directors who are not also employees of Participating Companies will be eligible to receive only non-qualified options. The Company estimates that there are currently nine directors of the Company, of whom seven are outside directors, two executive officers of the Company who are not directors, and approximately 68 other key employees and consultants of the Participating Companies who would be eligible to receive options under the Plan.

                  Subject to the usual anti-dilution provisions for stock dividends, stock splits or other subdivisions or reclassifications of shares, options may be granted under the Plan to purchase not more than 150,000 shares of common stock. The fair market value of the Company's common stock on September 5, 1997, was $22.00, based on the average of the last bid and asked prices of a share of the Company's stock on the National Association of Securities Dealers Automated Quotation System. If any proposed transaction may result in (i) a change in control of the Company, (ii) the sale of at least fifty percent (50%) or more of the business or assets of the Company during a period of twelve consecutive months, or (iii) a merger or consolidation of the Company in which stockholders of the Company before such merger or consolidation do not, as a result of the merger or consolidation, own at least fifty percent (50%) of the outstanding voting power of the surviving entity following such merger or consolidation, the Board must modify all outstanding options so as to accelerate, as a consequence of or in connection with such transaction, an optionee's right to exercise his options. The Board, in its sole discretion, may determine that, upon the occurrence of such a transaction, each option outstanding shall terminate within a specified number of days after notice to the holder, and the holder shall receive, with respect to each share subject to such option, an amount equal to the excess of the fair market value of such share immediately prior to the occurrence of such transaction over the exercise price per share of the option. Such amount shall be payable in cash, in one or more of the kinds of property payable in such transaction, or in a combination thereof, as the Board in its discretion must determine. The provisions contained in the preceding sentence are inapplicable in certain circumstances.

                  The Plan permits the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code (the "Code") and of non-qualified stock options. An option may be granted under the Plan for a term of up to ten years, and may be exercised at any time within its term, unless the Board or, if applicable, the Committee, fixes a specific vesting period or periods for exercise of any option.

                  Options are not transferable by the optionee except by will or the laws of descent and distribution. During the lifetime of the optionee, options are exercisable only by the optionee or to the extent such exercise would not prevent an option from qualifying as an incentive stock option, by his or her guardian or legal representative.

                  An optionee's rights under any incentive stock option terminate upon the termination of employment for any reason other than death, disability or retirement, except that the Board (or, if applicable, the Committee) may permit exercise of an incentive stock option for a period ending on the earlier of the expiration date of the option and a date thirty days after the termination of employment as to the total number of shares purchasable under the option as of the date of termination. The Plan provides that, in the event of termination of an optionee's employment by reason of the optionee's death, retirement or disability, any outstanding option held by such optionee will immediately become exercisable as to the total number of shares purchasable thereunder and will remain so exercisable at any time prior to its expiration date or, if earlier, the first anniversary of termination of the optionee's employment.

                  The purchase price per share of common stock deliverable upon the exercise of an option is determined by the Board (or, if applicable, the Committee) at the time of grant; however, the purchase price per share under an incentive stock option may not be less than 100% of the fair market value per share on the date the option is granted. The purchase price may be paid in cash, in shares of the Company's common stock valued at their fair market value, or in a combination of cash and shares.

                  The Plan will continue in effect for ten years from August 20, 1997, the effective date of the Plan, unless earlier suspended or discontinued. The Plan may be modified or amended at any time by the Board except that, without shareholder approval, the Board may not increase the number of shares which may be issued under the Plan or modify the requirements for eligibility of optionees. The modification, amendment or termination of the Plan will not affect the rights of an optionee under any option previously granted to the optionee unless the optionee consents thereto.

                  As stated above, the Plan permits the grant both of options that qualify as incentive stock options under Section 422 of the Code and of non-qualified options. Options which qualify as incentive stock options are entitled to special tax treatment if shares purchased pursuant to the exercise of such an option are not disposed of by the optionee within two years from the date of granting of the incentive stock option, and within one year after the issue of the shares to the optionee upon exercise of the incentive stock option. If this condition is satisfied, neither the grant nor the exercise of incentive stock options will result in taxable income to the recipient or in a deduction to the Company. If cash is used to exercise, the optionee receives a tax basis in the stock purchased under an incentive stock option equal to the option price. The optionee realizes, upon a subsequent sale or other disposition of stock purchased pursuant to an incentive stock option, capital gain (or loss) equal to the excess (or deficiency) of the amount realized upon disposition over such tax basis.

                  The difference between the option price and the fair market value of the shares acquired upon exercise of an incentive stock option will be treated as an "item of tax preference" for purposes of the alternative minimum tax. In addition, incentive stock options exercised more than three months after termination of employment due to retirement (or twelve months in the case of total and permanent disability), other than by reason of death, are treated as non-qualified options.

                  An optionee who transfers shares purchased under an incentive stock option within the one- and two-year holding periods, including a transfer by gift, will realize, in the year of such disposition, (a) ordinary income equal to the excess of (i) the fair market value of the shares on the date of exercise over (ii) the option price and (b) capital gain equal to the excess, if any, of the amount realized upon disposition over the fair market value of the shares on the date of exercise. The capital gain or loss would be long-term or short-term, depending on the holding period for the shares. If the amount realized on disposition is less than the fair market value of the shares on the date of exercise and the disposition occurs in a sale or exchange with respect to which a loss (if sustained) would be recognized, then the ordinary income realized by the optionee will, in most cases, be limited to the excess of the amount realized over the option price. Upon such a disposition, the Company will be entitled to deduct an amount equal to the ordinary income realized by the employee.

                  If an incentive stock option is exercised and the optionee uses previously-owned shares of common stock to pay the option price, a number of shares of common stock received upon exercise of the incentive stock option having a value equal to the value of the common stock used for payment of the option price will be deemed to have been exchanged for the latter shares in a tax-free, stock-for-stock exchange under Section 1036 of the Code. Such common stock will acquire a tax basis equal to the tax basis of the previously-owned shares. The remaining common stock received upon exercise of the option will receive a zero tax basis. The optionee will realize no gain or loss as a result of the disposition of the previously-owned shares.

                  The grant of non-qualified stock options will not result in any taxable income to the recipient or in a deduction by the Company. However, upon exercise of a non-qualified option, the optionee will realize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the purchase price, and the Company will be entitled to a deduction equal to the amount the employee is required to treat as ordinary income. If cash is used to exercise the option, the optionee will receive a tax basis in stock purchased under a non-qualified option equal to its fair market value at the time of exercise. On subsequent disposition of the shares, the optionee will realize capital gain (or loss) equal to the excess (or deficiency) of the amount realized over such tax basis. The gain or loss will be long- or short-term, depending on the optionee's holding period for the shares.

                  If a non-qualified option is exercised and the optionee uses previously-owned shares of common stock to pay the purchase price, the optionee will realize ordinary income as described above as to the additional shares received but will realize no income as a result of the exchange of the previously-owned shares. The shares of common stock received upon exercise, whose value is equal to the previously-owned shares, will take a basis equal to the basis of the previously-owned shares. The remaining shares of common stock will take a tax basis equal to their fair market value.

                  The Board of Directors unanimously recommends that you vote FOR the proposal to approve the 1997 Stock Option Plan.

                       APPOINTMENT OF INDEPENDENT AUDITORS

                                 (Proxy Item 3)

         The Board of Directors of the Company has appointed KPMG Peat Marwick LLP, Certified Public Accountants, as the Company's independent auditors for the fiscal year ending June 30, 1998, subject to ratification of such appointment by shareholders. The submission of the appointment of KPMG Peat Marwick LLP for ratification by the shareholders is not required by law or by the Company's Bylaws. The Board of Directors is nevertheless submitting this appointment to shareholders to ascertain their views. If shareholders do not ratify the appointment, the selection of other independent public accountants will be reconsidered by the Board of Directors. Representatives of KPMG Peat Marwick LLP are expected to be present at the Meeting, will be given an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from shareholders.

         The Board of Directors unanimously recommends that you vote FOR the proposal to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the current fiscal year.

                SHAREHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

         Any shareholder proposal for consideration at the Annual Meeting of shareholders of the Company to be held in 1998 must be received by the Company at its principal offices not later than May 22, 1998, in order for it to be considered for inclusion in the Company's proxy materials relating to its 1998 Annual Meeting of shareholders. If such proposal is in compliance with all the requirements of Rule 14a-8 of the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for the next annual meeting of shareholders.

                                  ANNUAL REPORT

         A copy of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 1997, accompanies this Proxy Statement. Such Annual Report is not part of the proxy solicitation materials.


         A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB FOR THE YEAR ENDED JUNE 30, 1997, MAY BE OBTAINED WITHOUT CHARGE BY ANY SHAREHOLDER OF THE COMPANY UPON WRITTEN REQUEST TO MS. LINDA SWISHER, DIRECTOR OF SHAREHOLDER RELATIONS, CHESTER VALLEY BANCORP INC., 100 EAST LANCASTER AVENUE, DOWNINGTOWN, PENNSYLVANIA 19335.


                                  OTHER MATTERS

         Management knows of no business other than as described above that is planned to be brought before the Annual Meeting. Should any other matters arise, however, the persons named on the enclosed proxy will vote thereon according to their best judgment.

                                              BY ORDER OF THE BOARD OF DIRECTORS





                                              /s/JAMES E. McERLANE
                                              --------------------
                                              JAMES E. McERLANE, SECRETARY


Downingtown, Pennsylvania
September 19, 1997

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                           CHESTER VALLEY BANCORP INC.

                                October 22, 1997


                 Please Detach and Mail in the Envelope Provided

[ X ]    Please mark your votes as in this example.


1.       ELECTION OF DIRECTORS


            [ ] FOR all nominees listed at right


            [ ] WITHHOLD AUTHORITY to vote for all nominees listed at right


         Withhold authority to vote for the following only.
         (Print name of nominee(s) in the space provided below)



            Nominees:         Robert J. Bradbury
                              James E. McErlane



                Directors recommend a vote FOR all such nominees.


2.       Approval of 1997 Stock Option Plan.
         Directors recommend a vote FOR this proposal.

                [   ] FOR         [   ] AGAINST            [   ] ABSTAIN


3.       Ratification of appointment of KPMG Peat Marwick LLP.
         Directors recommend a vote FOR this proposal.

                [   ] FOR         [   ] AGAINST            [   ] ABSTAIN


This proxy will be voted (1) as directed hereon or, if no direction is given, for the nominees for Directors listed in item 1 and for items 2 and 3, and (2) as said proxies deem advisable on such other matters as may properly come before the meeting.

PLEASE VOTE, SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



            SIGNATURE_______________________________ DATE___________

          SIGNATURE_______________________________ DATE_______________


NOTE: Please date and sign exactly as name appears hereon. When shares are held by joint tenants both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or Vice President. If a partnership, please sign in partnership name by authorized person.

                                 REVOCABLE PROXY
                           CHESTER VALLEY BANCORP INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              OF CHESTER VALLEY BANCORP INC. FOR THE ANNUAL MEETING
                 OF SHAREHOLDERS TO BE HELD ON OCTOBER 22, 1997

         The undersigned, hereby revoking any proxy previously given, hereby appoints Colin N. Maropis and Pamela M. Collins, and each of them individually, as attorneys and proxies, with full power of substitution for each of them, to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Chester Valley Bancorp Inc. (the "Company") to be held on Wednesday, October 22, 1997, at 10:00 A.M. at the Chester Valley Country Club, Malvern, Pennsylvania, and any adjournments thereof, and to vote the number of shares of the Company's common stock which the undersigned would be entitled to vote if personally present in the manner indicated herein and in accordance with the judgment of said proxies on any other business which may come before the Annual Meeting, all as set forth in the Notice of Annual Meeting and accompanying proxy statement, receipt of which the undersigned hereby acknowledges. This proxy may be revoked at any time prior to its exercise.


          (Continued and to be voted, signed and dated on reverse side)